EXHIBIT 32

                               CERTIFICATION OF
                         CHIEF EXECUTIVE OFFICER AND
                           CHIEF FINANCIAL OFFICER
                      PURSUANT TO 18 U.S.C. SECTION 1350
                (Section 906 of the Sarbanes-Oxley Act of 2002)


In connection with the Quarterly Report on Form 10-Q of Empire Global Corp.
(the "Company") for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Ciavarella, as Principal Executive Officer and Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 26, 2012              By: /s/ Michael Ciavarella
                                         ---------------------------------------
                                         Michael Ciavarella
                                         Principal Executive Officer
                                         Principal Financial Officer


This certification accompanies each Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shalL not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.